CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2021 Fourth Quarter Results

DOWNERS GROVE, III – February 10, 2022 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the period ended December 31, 2021 and provided guidance for 2022. For the three months ended December 31, 2021, the Company reported a Net Loss of $10.8 million, or $0.16 per diluted share, compared to Net Income of $1.2 million, or $0.02 per diluted share, for the three months ended December 31, 2020.

Fourth Quarter 2021 Highlights:
•NAREIT FFO for the quarter of $0.14 per diluted share
•Core FFO for the quarter of $0.38 per diluted share
•Pro Rata Same Property Net Operating Income (“NOI”) increased 3.1% for the three month period and 4.4% on year-to-date basis
•Leased Occupancy as of December 31, 2021 of 93.9%
•Executed 72 leases totaling approximately 252,000 square feet of pro rata GLA, of which 169,000 square feet was executed at a blended comparable lease spread of 4.1%.
•Net Debt-to-Adjusted EBITDA of 4.6x at December 31, 2021
”InvenTrust produced strong fourth quarter and full year results in 2021. We are encouraged by our strong leasing momentum to start 2022 and the addition of two premier assets in the Austin market,” stated Daniel (DJ) Busch, President and CEO. “InvenTrust continues to accomplish significant milestones and is in a unique position to provide cash flow growth as a concentrated Sun Belt retail real estate operator.”

FINANCIAL RESULTS
•Net Loss for the three months ended December 31, 2021 was $10.8 million, or $0.16 per common share, compared to Net Income of $1.2 million, or $0.02 per common share, basic and diluted, for the same period in 2020. Net Loss for the twelve months ended December 31, 2021 was $5.4 million, or $0.08 per common share, compared to a Net Loss of $10.2 million, or $0.14 per common share, for the same period in 2020. During the quarter and year ended December 31, 2021, the Company recognized costs relating to the direct listing of our common stock of $18.1 million and $19.8 million, respectively.
•NAREIT FFO for the three months ended December 31, 2021 was $9.9 million, or $0.14 per common share, as compared to $29.1 million, or $0.40 per share for the same period in 2020. NAREIT FFO for the twelve months ending December 31, 2021 was $84.1 million, or $1.18 per common share, as compared to $98.6 million, or $1.37 per share, for the same period in 2020.
•Core FFO of $26.3 million, or $0.38 per share, for the three months ended December 31, 2021 compared to $27.3 million, or $0.38 per share, for the same period in 2020. Core FFO for the twelve months ended December 31, 2021 was $99.6 million, or $1.40 per share, compared to $97.2 million, or $1.35 per share, for the same period in 2020.
•Pro Rata Same Property NOI for the three months ended December 31, 2021 was $37.9 million, a 3.1% increase, compared to the same period in 2020. For the twelve months ended December 31, 2021, Pro Rata Same Property NOI was $144.8 million, a 4.4% increase, compared to the same period in 2020.
                                                1

DIVIDEND
•On December 8, 2021 the Company declared a quarterly cash distribution for the fourth quarter 2021. On January 14, 2022, each stockholder of record as of December 30, 2021 received a $0.2052 per share distribution, an increase of 5% from the previous quarter.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of December 31, 2021, the Company’s Leased Occupancy was 93.9%.
◦Total Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 96.7% and Small Shop Leased Occupancy was 89.0%. Anchor Leased Occupancy remained unchanged and Small Shop Leased Occupancy increased by 140 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 110 basis points, which equates to approximately $3.2 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the fourth quarter were 4.1%.
•Annualized Base Rent PSF (“ABR”) as of December 31, 2021 for the Pro Rata Combined Portfolio was $18.59, an increase of 2.1% compared to the same period in 2020. Anchor Tenant ABR PSF was $12.31 and Small Shop ABR PSF was $31.42 for the fourth quarter.
•During the three months ended December 31, 2021, the Company’s unconsolidated joint venture disposed of one property to a third party for $32.6 million and recognized a gain of $5.5 million, of which the Company’s share was $3.0 million.
•On November 8, 2021, in connection with the expiration of its modified “Dutch Auction” tender offer, the Company accepted for purchase 4,000,000 shares of its common stock at a purchase price of $25.00 per share, for an aggregate purchase price of approximately $100.0 million, excluding related fees and expenses.
LIQUIDITY AND CAPITAL STRUCTURE
•InvenTrust had $398.6 million of total liquidity, as of December 31, 2021 comprised of $79.6 million of Pro Rata Cash and $319.0 million of availability under its Revolving Credit Facility.
•The Company has $22.4 million of debt maturing in 2022 and $39.2 million of debt maturing in 2023.
•The Company's weighted average interest rate on its consolidated debt as of December 31, 2021 was 2.61% and the weighted average remaining term was 4.3 years.
SUBSEQUENT ACTIVITY
•On February 2, 2022, the Company acquired two properties in Austin, Texas for $189.3 million, Escarpment Village, approximately 168,000 square feet and anchored by H.E.B, and The Shops at Arbor Trails, approximately 357,000 square feet and anchored by Costco and Whole Foods. The Company assumed $57.5 million of existing mortgage debt and drew down approximately $105.0 million on its line of credit to fund the acquisition.

                                                2

2022 OUTLOOK AND GUIDANCE

(Unaudited, dollars in thousands, except per share amounts)	Full Year 2022 Guidance
Net Income per diluted share (1)	$0.13	—	$0.19
NAREIT FFO per diluted share (2)	$1.53	—	$1.59
Core FFO per diluted share	$1.50	—	$1.56
Same Property NOI (“SPNOI”) Growth	2.75%	—	4.75%
General and administrative (3)	$34,000	—	$35,000
Interest expense, net	$23,000	—	$25,000
Net investment activity (4)	~ $190,000
(1) Net Income per diluted share excludes potential gains and losses on asset sales.
(2) 2022 NAREIT FFO per diluted share Guidance:
•Excludes potential gains or losses on asset sales.
•Excludes any items that impact NAREIT FFO comparability, including loss on debt extinguishment, non-routine or one-time items or transaction expenses.
•Includes an expectation that some tenants will move from the cash basis of accounting to the accrual basis of accounting which can result in volatility in straight-line rental income adjustments.
(3) General and administrative guidance is inclusive of expenses associated with our oversight of the joint venture.
(4) Net investment activity represents anticipated acquisition activity less disposal activity for 2022.
Net Income, NAREIT FFO, Core FFO and SPNOI guidance are inclusive of prior period rent that we anticipate collecting in 2022.
The Company's 2022 Outlook and Guidance is based on a number of assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

CONFERENCE CALL INFORMATION
Date:        February 11, 2022
Time:        11:00 a.m. ET
Dial-in:         (866) 652-5200
Webcast:     https://services.choruscall.com/links/ivt220210.html

Replay
Webcast Archive: https://www.inventrustproperties.com/investor-relations/
A webcast replay will be available shortly after the conclusion of the presentation using the webcast link above.

                                                3

NON-GAAP FINANCIAL MEASURES and RECONCILIATIONS
This Earnings Release and Supplemental Financial Information includes certain non-GAAP financial measures and other terms that management believes are helpful in understanding our business. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company's computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of our non-GAAP measures to the most directly comparable GAAP financials measures are included below.

SAME PROPERTY NOI or SPNOI
Information provided on a same property basis includes the results of properties that were owned and operated for the entirety of both periods presented. NOI excludes general and administrative expenses, direct listing costs, depreciation and amortization, provision for asset impairment, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in (losses) earnings and (impairment), net, from unconsolidated entities, lease termination income and expense, and GAAP rent adjustments (such as straight-line rent, above/below market lease amortization and amortization of lease incentives).

NAREIT FUNDS FROM OPERATIONS (NAREIT FFO) and CORE FFO
Our non-GAAP measure of NAREIT Funds from Operations ("NAREIT FFO"), based on the National Association of Real Estate Investment Trusts ("NAREIT") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for our joint ventures are calculated to reflect our proportionate share of the joint venture's NAREIT FFO on the same basis. Core Funds From Operations is an additional supplemental non-GAAP financial measure of our operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within NAREIT FFO and other unique revenue and expense items which are not pertinent to measuring a particular company’s on-going operating performance.

ADJUSTED EBITDA
Our non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, transaction expenses, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which are not pertinent to measuring our on-going operating performance. Adjustments for our joint ventures are calculated to reflect our proportionate share of the joint venture's Adjusted EBITDA on the same basis.

NET DEBT-TO-ADJUSTED EBITDA
Net Debt-to-Adjusted EBITDA is Pro Rata Net Debt divided by Adjusted EBITDA on a trailing twelve month basis.

PRO RATA
Where appropriate, the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," with the exception of property and lease count.
                                                4

FINANCIAL STATEMENTS

Consolidated Balance Sheets
Dollars in thousands, except share amounts

	As of December 31,
	2021	2020
Assets	(unaudited)
Investment properties
Land	$598,936	$577,750
Building and other improvements	1,664,525	1,640,693
Construction in progress	9,642	3,246
Total	2,273,103	2,221,689
Less accumulated depreciation	(350,256)	(292,248)
Net investment properties	1,922,847	1,929,441
Cash, cash equivalents and restricted cash	44,854	223,770
Investment in unconsolidated entities	107,944	109,051
Intangible assets, net	81,026	95,722
Accounts and rents receivable	30,059	28,983
Deferred costs and other assets, net	25,685	20,372
Total assets	$2,212,415	$2,407,339

Liabilities
Debt, net	$533,082	$555,109
Accounts payable and accrued expenses	36,208	28,284
Distributions payable	13,802	13,642
Intangible liabilities, net	28,995	34,872
Other liabilities	28,776	36,569
Total liabilities	640,863	668,476
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding.	—	—
Common stock, $0.001 par value, 1,460,000,000 shares authorized, 67,344,374 shares issued and outstanding as of December 31, 2021 and 71,998,654 shares issued and outstanding as of December 31, 2020	67	72
Additional paid-in capital	5,452,550	5,566,902
Distributions in excess of accumulated net income	(3,876,743)	(3,815,662)
Accumulated comprehensive loss	(4,322)	(12,449)
Total stockholders' equity	1,571,552	1,738,863
Total liabilities and stockholders' equity	$2,212,415	$2,407,339

                                                5

Consolidated Statements of Operations and Comprehensive Income (Loss)
Dollars in thousands, except share and per share amounts, unaudited

	Three Months Ended December 31		Year Ended December 31
	2021	2020	2021	2020
Income
Lease income, net	$52,481	$49,466	$207,350	$192,957
Other property income	327	653	1,087	1,229
Other fee income	772	1,092	3,542	3,647
Total income	53,580	51,211	211,979	197,833

Operating expenses
Depreciation and amortization	22,143	21,058	87,143	87,755
Property operating	8,862	7,940	32,788	27,909
Real estate taxes	6,531	6,198	31,312	30,845
General and administrative	9,149	7,453	38,192	33,141
Direct listing costs	18,065	—	19,769	—
Total operating expenses	64,750	42,649	209,204	179,650

Other (expense) income
Interest expense, net	(4,305)	(4,422)	(16,261)	(18,749)
Loss on extinguishment of debt	—	—	(400)	(2,543)
Provision for asset impairment	—	—	—	(9,002)
Gain on sale of investment properties, net	6	1,084	1,522	1,752
Equity in earnings (losses) of unconsolidated entities	3,957	(4,732)	6,398	(3,141)
Other income and expense, net	761	754	606	3,326
Total other (expense) income, net	419	(7,316)	(8,135)	(28,357)

Net (loss) income	$(10,751)	$1,246	$(5,360)	$(10,174)

Weighted-average common shares outstanding, basic	69,117,723	71,946,421	71,072,933	72,040,623
Weighted-average common shares outstanding, diluted	69,117,723	71,994,204	71,072,933	72,040,623

Net (loss) income per common share, basic and diluted	$(0.16)	$0.02	$(0.08)	$(0.14)

Distributions declared per common share outstanding	$0.20	$0.19	$0.78	$0.76
Distributions paid per common share outstanding	$0.20	$0.19	$0.78	$0.75

Comprehensive (loss) income
Net (loss) income	$(10,751)	$1,246	$(5,360)	$(10,174)
Unrealized gain (loss) on derivatives	2,235	299	3,795	(16,199)
Reclassification for amounts recognized in net (loss) income	1,104	1,050	4,332	2,693
Comprehensive (loss) income	$(7,412)	$2,595	$2,767	$(23,680)
                                                6

Pro Rata Same Property NOI
Dollars in thousands

The following table compares Pro Rata Same Property NOI:

	Three Months Ended December 31		Year Ended December 31
	2021	2020	2021	2020
Income
Base rent	$32,612	$30,780	$124,193	$124,864
Real estate tax recoveries	5,801	5,739	27,019	27,594
CAM, insurance, and other recoveries	6,055	6,080	23,015	21,459
Ground rent income	3,269	3,247	12,659	12,596
Short-term and other lease income	863	1,078	3,351	2,762
Provision for uncollectible billed rent and recoveries	(1,260)	(966)	(2,227)	(9,106)
Reversal of uncollectible billed rent and recoveries	1,603	916	4,915	1,303
Other property income	328	658	1,083	1,208
Total income	49,271	47,532	194,008	182,680

Operating Expenses
Property operating expenses	8,573	7,970	31,499	26,948
Real estate taxes	6,236	6,198	30,346	30,357
Total operating expenses	14,809	14,168	61,845	57,305

Same Property NOI	34,462	33,364	132,163	125,375

JV Same Property NOI	3,436	3,407	12,625	13,300

Pro Rata Same Property NOI	$37,898	$36,771	$144,788	$138,675

Reconciliation of Net (Loss) Income to Pro Rata Same Property NOI
The following table is a reconciliation of Net (Loss) Income to Pro Rata Same Property NOI:

	Three Months Ended December 31		Year Ended December 31
	2021	2020	2021	2020
Net (loss) income	$(10,751)	$1,246	$(5,360)	$(10,174)
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(761)	(754)	(606)	(3,326)
Equity in (earnings) losses of unconsolidated entities	(3,957)	4,732	(6,398)	3,141
Interest expense, net	4,305	4,422	16,261	18,749
Loss on extinguishment of debt	—	—	400	2,543
Gain on sale of investment properties, net	(6)	(1,084)	(1,522)	(1,752)
Provision for asset impairment	—	—	—	9,002
Depreciation and amortization	22,143	21,058	87,143	87,755
General and administrative	9,149	7,453	38,192	33,141
Direct listing costs	18,065	—	19,769	—
Other fee income	(772)	(1,092)	(3,542)	(3,647)
Adjustments to NOI (a)	(1,854)	(2,424)	(7,528)	(7,249)
NOI	35,561	33,557	136,809	128,183
NOI from other investment properties	(1,099)	(193)	(4,646)	(2,808)
Same Property NOI	34,462	33,364	132,163	125,375
IAGM Same Property NOI at share	3,436	3,407	12,625	13,300
Pro Rata Same Property NOI	$37,898	$36,771	$144,788	$138,675
(a)Adjustments to NOI include termination fee income and expense and GAAP rent adjustments.
                                                7

NAREIT FFO and Core FFO
Dollars in thousands, except share and per share amounts

The following table presents the Company’s calculation of NAREIT FFO and Core FFO Attributable to Common Shares and Dilutive Securities and provides additional information related to its operations:

	Three Months Ended December 31		Year Ended December 31
	2021	2020	2021	2020
Net (loss) income	$(10,751)	$1,246	$(5,360)	$(10,174)
Depreciation and amortization related to investment properties	21,929	20,798	86,257	86,524
Provision for asset impairment	—	—	—	9,002
Gain on sale of investment properties, net	(6)	(1,084)	(1,522)	(1,752)
Unconsolidated joint venture adjustments (a)	(1,230)	8,154	4,713	15,026
NAREIT FFO Applicable to Common Shares and Dilutive Securities	9,942	29,114	84,088	98,626
Amortization of above and below-market leases and lease inducements, net	(914)	(1,297)	(4,318)	(7,060)
Straight-line rent adjustments, net	(903)	(415)	(2,805)	624
Direct listing costs	18,065	—	19,769	—
Adjusting items, net (b)	(13)	(80)	2,201	4,043
Unconsolidated joint venture adjusting items, net (c)	106	(41)	672	931
Core FFO Applicable to Common Shares and Dilutive Securities	$26,283	$27,281	$99,607	$97,164

Weighted average common shares outstanding - basic	69,117,723	71,946,421	71,072,933	72,040,623
Dilutive effect of unvested restricted shares (d)	—	47,783	—	—
Weighted average common shares outstanding - diluted	69,117,723	71,994,204	71,072,933	72,040,623

NAREIT FFO Applicable to Common Shares and Dilutive Securities per share	$0.14	$0.40	$1.18	$1.37
Core FFO Applicable to Common Shares and Dilutive Securities per share	$0.38	$0.38	$1.40	$1.35
(a)Represents our share of depreciation, amortization, impairment, and gains on sale related to investment properties held in the JV.
(b)Adjusting items, net, are primarily loss on extinguishment of debt, amortization of debt discounts and financing costs, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes other items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income.
(c)Represents our share of amortization of above and below-market leases and lease inducements, net, straight-line rent adjustments, net and adjusting items, net related to the JV.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP. For the three months ended December 31, 2021, and the year ended December 31, 2021, and 2020, unvested restricted shares were antidilutive and therefore excluded from the denominator in the diluted earnings per share calculation in accordance with GAAP.
                                                8

EBITDA, Pro Rata
Dollars in thousands

The following table presents the Company’s calculation of EBITDA and Adjusted EBITDA:

	Three Months Ended December 31		Year Ended December 31
	2021	2020	2021	2020
Net (loss) income	$(10,751)	$1,246	$(5,360)	$(10,174)
Interest expense (a)	4,977	5,380	19,362	22,849
Income tax expense (benefit) (a)	102	100	377	(810)
Depreciation and amortization (a)	23,920	23,153	95,083	96,722
EBITDA	18,248	29,879	109,462	108,587
Adjustments to reconcile to Adjusted EBITDA (a)
Direct listing costs	18,065	—	19,769	—
Provision for asset impairment	—	6,059	—	15,061
Gain on sale of investment properties, net	(3,013)	(1,083)	(4,749)	(1,752)
Loss on debt extinguishment	—	—	526	2,548
Non-operating income and expense, net (b)	(887)	(745)	(893)	(1,608)
Other leasing adjustments (c)	(1,770)	(1,814)	(6,842)	(5,758)
Adjusted EBITDA	$30,643	$32,296	$117,273	$117,078
(a)Includes our consolidated entities and our pro-rata share of our JV.
(b)Non-operating income and expense, net, includes other items which are not pertinent to measuring ongoing operating performance, such as miscellaneous and settlement income.
(c)Other leasing adjustments includes amortization of above and below market leases and straight-line rent adjustments.

Financial Leverage Ratios
Dollars in thousands

The following table presents the calculation of net debt and Net Debt-to-Adjusted EBITDA:

	As of December 31,
	2021	2020
Pro Rata Net Debt:
Pro Rata Outstanding Debt, net	$624,289	$688,422
Less: Pro Rata Cash	(79,628)	(249,854)
Pro Rata Net Debt	$544,661	$438,568

Pro Rata Net Debt-to-Adjusted EBITDA (trailing 12 months):
Pro Rata Net Debt	$544,661	$438,568
Adjusted EBITDA (trailing 12 months)	117,273	117,078
Net Debt-to-Adjusted EBITDA	4.6x	3.7x
                                                9

About InvenTrust Properties Corp.
InvenTrust Properties Corp. (“we,” the “Company,” “our,” “us,” "IVT" or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. We pursue our business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance (ESG) practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. As of December 31, 2021, the Company is an owner and manager of 62 retail properties, representing 9.5 million square feet of retail space. For more information, please visit www.inventrustproperties.com.

Forward-Looking Statements Disclaimer
Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements regarding management’s intentions, beliefs, expectations, representation, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “outlook,” “guidance,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the effects and duration of the COVID-19 pandemic; interest rate movements; local, regional, national and global economic performance; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust Twitter account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

                                                10